Incorporated on May 27, 2021 in the State of Delaware

No. [____]

[_____] Shares

Evolution Metals & Technologies Corp.

THIS CERTIFIES THAT *[____________________]* is the registered holder of *[______________]* shares of Common Stock of the Corporation, par value $0.0001, transferable only on the books of the Corporation by the holder hereof i by Attorney upon surrender of this Certificate properly endorsed.

Witness the seal of the Corporation and the signatures of its duly authorized officers, this [______] day of [__________] 202[____].

Secretary

Chief Executive Officer

SHARES Par Value $0.0001 EACH

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

CERTIFICATE FOR

"[______]" Common Stock

SHARES

of the Capital Stock

Evolution Metals & Technologies Corp.

ISSUED TO

[____________]

DATE

[____________], 202[__]

For Value Received ______ hereby sell, assign and transfer unto ______________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said Stock on the books of the within named Company, with full power of substitution in the premises.

Dated: ______

In presence of ______________________

NOTICE THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.